SERIES A CONVERTIBLE PREFERRED STOCK EXCHANGE AGREEMENT

This SERIES A PREFERRED STOCK EXCHANGE AGREEMENT (the “Agreement”), dated as of April 2, 2015, is made by and among 224 Stanhope Note LLC, a New York limited liability company (the “Beneficial Owner”) and chatAND, Inc., a Nevada corporation (the “Company”).

RECITALS

The Beneficial Owner owns 4,807,309 shares of Common Stock of the Company ( “Company Common Stock”) and is exchanging 4,807,309 shares of such Company Common Stock (the “Exchangeable Shares”) for Series A Convertible Preferred Stock, par value $0.00001 per share (the “Series A Preferred Stock”), in accordance with the terms and provisions hereof. Except with respect to shares of Company Common Stock defined as “Exchangeable Shares” herein, no other shares of Company Common Stock shall be entitled to the exchange rights set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Beneficial Owner hereby agree as follows:

1.	EXCHANGE AND CLOSING.

(a) Exchange of Exchangeable Shares for Series A Preferred Stock. The Company and the Beneficial Owner hereby agree that as of the date of the Agreement, each Exchangeable Share automatically (without further action) will be exchanged for one (1) share of Series A Preferred Stock.

(b) Exchange of Certificates. At the Closing (as defined below), (i) the Company shall deliver to the Beneficial Owner, and the Beneficial Owner shall receive from the Company on the Closing Date (as defined below), one or more certificates representing the number of shares of Series A Convertible Preferred Stock issuable to the Beneficial Owner pursuant to Section 1(a), in each case duly executed on behalf of the Company and registered in the name of the Beneficial Owner, and (ii) the Beneficial Owner shall (A) deliver to the Company, and the Company shall receive from the Beneficial Owner on the Closing Date, certificates representing the Exchangeable Shares, (the “Certificates”), in each case duly endorsed for transfer and/or accompanied by a duly executed stock transfer power to the Company in the form attached as Exhibit A or (B) transfer to the Company all Exchangeable Shares in electronic form in compliance with the Depositary Trust Company’s procedures with respect thereto (such deliveries to the Company by the Beneficial Owner, collectively, the “Exchange”). Effective as of the effective date of the exchange contemplated by Section 1(a), all of the Exchangeable Shares shall be deemed cancelled and the Beneficial Owner forever forfeits and waives all rights to and claims with respect to the Exchangeable Shares delivered to the Company in the Exchange, and to the extent not delivered to the Company, the Certificates or book-entry interests, as the case may be, shall represent only the right to receive new shares representing Series A Convertible Preferred Stock as provided herein. The Beneficial Owner hereby authorizes and directs the Company to marked “cancelled” on the Certificates effective as of the Closing.

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(d) Closing. The closing (the “Closing”) of the Exchange shall occur at the offices of the Company. The date and time of the Closing (the “Closing Date”) shall be 9:30 a.m., New York time, on April 2, 2015. As used herein “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to remain closed.

2.	REPRESENTATIONS AND WARRANTIES OF THE PARTIES; ACKNOWLEDGEMENT.

(a) The Beneficial Owner, severally and not jointly, represents and warrants to the Company that as of the effective date of the exchange contemplated by Section 1(a) and on the Closing Date the Beneficial Owner will be the record and beneficial owner of all of the Exchangeable Shares to be exchanged by the Beneficial Owner pursuant to this Agreement, free and clear of any preemptive rights and any direct or indirect charge, pledge, option, mortgage, deed of trust, hypothecation, security interest, royalty or similar right, warrant, purchase right, lease, license or other encumbrance (other than restrictions pursuant to applicable law) (collectively, “Liens”). Upon consummation of the transactions contemplated by this Agreement, the Company will obtain good and valid title to the Exchangeable Shares exchanged by the Beneficial Owner pursuant to this Agreement and such Exchangeable Shares shall be free and clear of any Liens.

(b) The Company represents and warrants to the Beneficial Owner that the issuance of the Series A Convertible Preferred Stock will be, as of the Closing, duly authorized and upon issuance in accordance with the terms of this Agreement such Series A Convertible Preferred Stock shall be validly issued, fully paid and non-assessable.

(c) The Company and each of the Beneficial Owner acknowledge that no commission or other remuneration has been paid or given directly or indirectly for soliciting the Exchange.

3.	MISCELLANEOUS.

(a) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Nevada.

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(b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

(c) Entire Agreement; Amendments. This Agreement and the schedules and exhibits attached hereto and thereto constitute the entire understanding among the Beneficial Owner and the Company, and supersede all prior agreements and understandings related to the subject matter hereof. This Agreement may be modified or amended only with the written consent of the Company and the Beneficial Owner.

(e) Assignment. The Beneficial Owner shall not assign this Agreement or any of their rights hereunder without the Company’s prior written consent.

[Signature page follows]

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IN WITNESS WHEREOF, the Beneficial Owner and the Company have caused their respective signature pages to this Agreement to be duly executed as of the date first written above.

COMPANY:

CHATAND, INC.

	By:	/s/ Steve Chaussy
`	Name:	Steve Chaussy
	Title:	Chief Financial Officer

BENEFICIAL OWNER:

224 Stanhope Note LLC

Name:
Title:

[Signature Page to Series A Preferred Stock Exchange Agreement]

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EXHIBIT A

STOCK POWER

For Value Received, (“Transferor”) hereby sells, assigns and transfers unto chatAND, Inc., a Nevada corporation (the “Company”), 4,807,309 shares of Common Stock, par value $0.00001 per share, of the Company, standing in the name of Transferor on the books of the Company and represented by Certificate No. 46 herewith, and does hereby irrevocably constitute and appoint or any officer of the Company attorney-in-fact to transfer said stock on the books of the Company with full power of substitution in the premises.

Dated: March 4, 2015

MEDALLION
SIGNATURE GUARANTEED:

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